Exhibit 99.2

Hillstream BioPharma Announces Pricing of Public Offering

BRIDGEWATER, N.J., April 27, 2023 — Hillstream BioPharma, Inc. (Nasdaq: HILS) (“Hillstream” or the “Company”), a biotechnology company developing therapeutic candidates targeting drug resistant and devastating cancers using ferroptosis, an emerging new anti-cancer mechanism resulting in iron-mediated cell death, and immuno-oncology targeted novel biologics, today announced the pricing of an underwritten public offering of 5,300,000 shares of its common stock. Each share is being sold to the public at a price of $0.50 for gross proceeds of $2,650,000, before deducting underwriting discounts and offering expenses. All of the shares of common stock are being offered by the Company. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 795,000 shares to cover over-allotments at the public offering price, less the underwriting discount. The offering is expected to close on May 2, 2023, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering for the advancement of HSB-1216, the development of other product candidates in the Company’s pipeline, for general corporate purposes, and for working capital.

ThinkEquity is acting as sole book-running manager for the offering.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-270684), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 17, 2023 and declared effective on March 24, 2023. The offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC on its website at www.sec.gov. A final prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and made available on the SEC’s website. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004, by telephone at (877) 436-3673 or by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Hillstream

Hillstream BioPharma, Inc. is a biotechnology company developing a focused portfolio of therapeutic candidates targeting drug resistant and devastating cancers. The Company anticipates submitting an investigational new drug application and plans to initiate a clinical study in the second half of 2023 with HSB-1216, which targets ferroptosis, an emerging new anti-cancer mechanism, resulting in iron mediated cell death (IMCD) of drug resistant cancers. The Company’s emerging immuno-oncology pipeline is led by HSB-3215, a novel anti-HER2 monoclonal antibody targeting unique epitopes with a novel mechanism of action. The erbB/HER family of cell surface proteins include well-known and validated drug targets including HER2 and HER3 found in multiple solid tumors, including breast, lung, GYN, endocrinological and CNS. For more information, please visit: www.hillstreambio.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Hillstream’s expectations, strategy, plans or intentions. These forward-looking statements are based on Hillstream’s current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase our costs and expenses; dependence on key personnel; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. Investors should read the risk factors set forth in our Form 10-K for the year ended December 31, 2022 and our periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Hillstream does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Investor Relations:

Email: investorrelations@hillstreambio.com

Website: www.hillstreambio.com

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